EXHIBIT 1(h)
                          LEGG MASON GLOBAL TRUST, INC.

                              ARTICLES OF AMENDMENT

         Legg Mason Global Trust, Inc., a Maryland Corporation, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: On November 10, 2000, the Board of Directors of Legg Mason Global Trust, Inc. ("Board"), a Maryland Corporation ("Corporation") organized on December 31, 1992, under authority contained in the Corporation's charter, has changed the name of the class of shares heretofore known as "Legg Mason Europe Fund, Navigator Class shares" to "Legg Mason Europe Fund, Institutional Class shares;" changed the name of the class of shares heretofore known as "Legg Mason Emerging Markets Trust, Navigator Class shares" to "Legg Mason Emerging Markets Trust, Institutional Class shares;" changed the name of the class of shares heretofore known as "Legg Mason International Equity Trust, Navigator Class shares" to "Legg Mason International Equity Trust, Institutional Class shares;" and changed the name of the class of shares heretofore known as "Legg Mason Global Income Trust, Navigator Class shares" to "Legg Mason Global Income Trust, Institutional Class shares." In all other respects, the shares of Legg Mason Europe Fund, Legg Mason Emerging Markets Trust, Legg Mason International Equity Trust, and Legg Mason Global Income Trust and their attendant rights and privileges, remain unchanged.

SECOND: The renamings described herein were approved by a majority of the entire Board of Directors of the Corporation. The actions described herein are limited to changes expressly permitted by Section 2-605 of the Corporations and Associations Article to be made without action by the shareholders.

THIRD: The Corporation is registered with the U.S. Securities and Exchange Commission as an open-end investment company under the Investment Company Act of 1940.

FOURTH: The undersigned Vice President and Secretary of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice President and Secretary acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed under seal in its name and on its behalf by its Vice President and Secretary and attested to by its Assistant Secretary on December 11, 2000.

ATTEST:                                     LEGG MASON GLOBAL TRUST, INC.


/S/ KEVIN EHRLICH                           By: /S/ MARC R. DUFFY
-----------------------------                   -------------------------
Kevin Ehrlich                                       Marc R. Duffy
Assistant Secretary                                 Vice President and Secretary